UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 29, 2015

VITAE PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-36617 (Commission File Number)	04-3567753 (IRS Employer Identification No.)

502 West Office Center Drive Fort Washington, PA 19034 (Address of Principal Executive Offices)	19034 (Zip Code)

Registrant’s telephone number, including area code: (215) 461-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 29, 2015, Vitae Pharmaceuticals, Inc. (“Vitae”) issued a press release announcing top-line clinical efficacy results from the metformin arm of an ongoing Phase 2 proof-of-concept trail of BI187004/VTP-34072, a novel 11βHSD1 inhibitor discovered by Vitae and being developed for the treatment of type 2 diabetes and metabolic syndrome as part of a collaboration with Boehringer Ingelheim GmbH (“BI”).  Vitae announced that primary efficacy data (fasting plasma glucose) from the metformin arm of the Phase 2 trial did not meet BI’s pre-defined endpoint criteria.  A copy of Vitae’s press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference herein.

In addition, on June 29, 2015, Vitae issued a press release announcing the initiation of a Phase 1 single ascending dose clinical trial of VTP-43742, the company’s wholly owned and potentially first-in-class RORγt inhibitor for the treatment of autoimmune disorders, including psoriasis, multiple sclerosis, and various arthropathies, as well as rare and orphan disorders.. This single ascending dose trial will assess the safety, tolerability, pharmacokinetics and pharmacodynamics of VTP-43742 in healthy human volunteers, with results expected in the second half of 2015. The Company also intends to initiate an overlapping  Phase 1 multiple ascending dose proof-of-concept clinical trial of VTP-43742 in the third quarter which will include patients with moderate to severe psoriasis.  Top-line clinical efficacy results from this second clinical trial are expected by the end of the year.  A copy of Vitae’s press release is attached hereto as Exhibit 99.2 and is hereby incorporated by reference herein.

Item 9.01.                Financial Statements and Exhibits.

(d)              Exhibits

Exhibit No.	Description
99.1	Vitae Pharmaceuticals, Inc. Press Release, dated June 29, 2015.

99.2	Vitae Pharmaceuticals, Inc. Press Release, dated June 29, 2015.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITAE PHARMACEUTICALS, INC.

Date: June 29, 2015	By:	/s/ Jeffrey S. Hatfield
Jeffrey S. Hatfield
Chief Executive Officer

3